Exhibit 99.1

interoffice memorandum

to:	All ASB Officers

from:	Paul Van Ostenbridge, President and CEO

subject:	New Chapter for Stewardship Financial corporation

date:	June 7th

Dear Fellow Officers,

Following thirty four years of providing outstanding service, a large array of financial solutions and a shared mission of giving back to our community, customers and shareholders, a business decision was made by our Board of Directors to partner with Columbia Financial, Inc. (MHC), by signing a definitive merger agreement to combine our two banks. A copy of the press release announcing this intended merger has been attached for your reference.

Columbia Bank is a strong financial institution headquartered in Fair Lawn, New Jersey, with 50 branch offices and an expanded platform, which will offer greater financial resources to our customers.

With regards to SFC shareholders, Columbia Bank will be buying all SFC shares outright in the amount of $15.75 per share. Further, with our two banks strategically blended, we will be in excess of $7.6 billion in asset size, which will allow more resources to our customers and shareholders.

Similar to ASB, Columbia has a proud history of delivering quality, competitive financial services and is known for making a positive difference in the communities we serve. Additionally, Columbia has one of the largest foundations in the state of New Jersey, from which they donate to worthy nonprofit organizations in every market where they maintain a branch.

Knowing that ASB’s unique Tithing Program is an integral part of our mission, the Columbia Bank Foundation Board is committed to continuing various aspects of our charitable mission. The Columbia Foundation will evaluate and consider grant requests received from organizations supported by ASB’s tithing in the past. Also, to further ensure this giving, the Columbia Bank Foundation will invite one of the Stewardship Financial Corporation /Atlantic Stewardship Bank Board Members to serve on the Columbia Bank Foundation Board.

In addition, I am excited for Associates who have an opportunity to work for Columbia Bank, a company that is dedicated to putting its people first. As these similar cultures and community banking philosophies, will make the uniting of our banks a great occurrence for our customers and Associates.

While this announcement may come as a surprise, it truly is the faithful evolution of our company’s commitment to our community, customers, shareholders and Associates. We understand that this may be an emotional day for our ASB Team as we acknowledge this pending transaction, but please rest assured our ASB leaders, in collaboration with the Columbia leadership team, are committed to providing open and frequent communications as information about the merger becomes more available.

We look forward to our future as we join forces with one of, if not the best, community banks in New Jersey and we appreciate your enthusiasm.

With that, we thank all of you for your support, devotion and commitment.

FOR IMMEDIATE RELEASE

Columbia Financial, Inc. to Acquire Stewardship Financial Corporation

FAIR LAWN, N.J., June 7, 2019 /PRNewswire/ -- Columbia Financial, Inc. (NASDAQ: CLBK) (“Columbia”), the holding company for Columbia Bank, and Stewardship Financial Corporation (NASDAQ: SSFN) (“Stewardship”), the holding company for Atlantic Stewardship Bank, announced today the signing of a definitive merger agreement.

Pursuant to the terms of the merger agreement, Stewardship shareholders will receive $15.75 in cash for each share of Stewardship common stock held. The aggregate consideration in the transaction is approximately $137 million and the per share merger consideration represents 166.8% of Stewardship’s tangible book value as of March 31, 2019 and equates to approximately 17.4x Stewardship’s trailing twelve-month net income through March 31, 2019.

Stewardship’s wholly-owned subsidiary, Atlantic Stewardship Bank, has 12 banking offices in northern New Jersey. Established in 1985, Atlantic Stewardship Bank is a full-service commercial bank serving individuals, businesses and their communities. As of March 31, 2019, Stewardship Financial Corporation had total assets of $961 million, loans of $747 million and deposits of $784 million.

Mr. Thomas J. Kemly, Columbia’s President and Chief Executive Officer, commented: “We are pleased to announce the strategic combination of the two banks, both of which are strong community banks dedicated to serving their local communities. Our companies share common values with a strong culture focused on relationships and serving our communities, making this combination a perfect partnership. We greatly admire the philanthropic support Stewardship provides through its tithing program and the Columbia Bank Foundation, one of the largest private charitable foundations in New Jersey, is proud to continue various aspects of Stewardship’s charitable mission. We believe the merger represents a significant step towards profitably deploying capital we raised in our public offering and is a great fit with our growth plan.”

Mr. Paul Van Ostenbridge, who has served as President and Chief Executive Officer of Stewardship since 1997 and of Atlantic Stewardship Bank since 1985, commented: “We are excited about the combination with Columbia Bank and the amazing opportunities this presents to our customers and the community through an expanded platform with greater financial resources. Columbia has a history of delivering quality, competitive financial services and a positive customer experience along with making a difference in the communities we serve. These shared philosophies make the blending of our two companies the faithful evolution for Atlantic Stewardship Bank.”

The transaction, which has been unanimously approved by each company’s board of directors, is subject to satisfaction of customary closing conditions, including receipt of various regulatory approvals and the approval of the Stewardship shareholders, and is expected to close in the fourth quarter of 2019 after all such conditions are met. Upon closing, Atlantic Stewardship Bank will merge into Columbia Bank.

Upon closing, Mr. Van Ostenbridge will join the Board of Directors of Columbia and Columbia Bank and a board member of Stewardship will be selected by the Columbia Bank Foundation to serve on its board of directors.

Columbia expects the parties, in the aggregate, will incur one-time pre-tax cash transaction expenses of approximately $14 million. Columbia expects to achieve cost savings of approximately 48% of Stewardship’s non-interest expenses with 80% of the savings recognized in 2020. On a pro forma basis, the transaction is expected to be accretive to Columbia’s 2020 earnings per share by approximately 16.2%, excluding one-time costs. Columbia expects initial tangible book value dilution associated with the transaction to be earned back, based on the crossover method, in less than five years.

Columbia was advised in this transaction by the investment banking firm of Boenning & Scattergood, Inc. and represented by the law firm of Kilpatrick Townsend & Stockton LLP. Stewardship was advised by the investment banking firm of Sandler O’Neill + Partners, L.P. and represented by the law firm of McCarter & English, LLP.

About Columbia Financial, Inc.

Columbia Financial, Inc. is a Delaware corporation organized as Columbia Bank’s mid-tier stock holding company. Columbia Financial, Inc. is a majority-owned subsidiary of Columbia Bank, MHC. Columbia Bank is a federally chartered savings bank headquartered in Fair Lawn, New Jersey. The Bank offers traditional financial services to consumers and businesses in our market areas. As of March 31, 2019, Columbia had total assets of $6.7 billion, loans of $5.0 billion, and operates 50 branches with deposits of $4.6 billion.

About Stewardship Financial, Inc.

Stewardship Financial Corporation is a one-bank holding company, incorporated under the laws of the State of New Jersey in January of 1995, which serves as a holding company for Atlantic Stewardship Bank. Stewardship’s primary business is the ownership and supervision of Atlantic Stewardship Bank. Stewardship, through Atlantic Stewardship Bank, conducts commercial banking business and offers services including personal and business checking accounts, time deposits, money market accounts and regular savings accounts. Stewardship manages its business through its main office located at 630 Godwin Avenue, Midland Park, New Jersey, and through its twelve branch offices.

Forward-Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties.

Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: (i) the businesses of Columbia and Stewardship may not be combined successfully, or such combination may take longer than expected; (ii) the cost savings from the merger may not be fully realized or may take longer than expected to be realized; (iii) operating costs, customer loss and business disruption following the merger may be greater than expected; (iv) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger or otherwise; (v) the stockholders of Stewardship may fail to approve the merger; (vi) the interest rate environment may further compress margins and adversely affect new interest income; (vii) the risks associated with continued diversification of assets and adverse changes to credit quality; and (viii) changes in legislation, regulations and policies. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Columbia’s and Stewardship’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Columbia and Stewardship or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Columbia and Stewardship do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

Additional Information about the Proposed Transaction and Where to Find It

It in connection with the proposed merger, Stewardship will file a proxy statement with the SEC. Columbia will also file relevant materials in connection with its proposed acquisition of Stewardship. Shareholders of Stewardship are urged to read the proxy statement and other relevant documents and any amendments or supplements to those documents, because they will contain important information which should be considered before making any decision regarding the transaction. A free copy of the proxy statement, as well as other filings containing information about Columbia or Stewardship, when they become available, may be obtained at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement may also be obtained, free of charge, from Stewardship’s website (www.asbnow.bank) under the “Investor Relations” tab, or by contacting Stewardship’s investor relations department at Stewardship Financial Corporation, 630 Godwin Avenue, Midland Park, NJ 07432, Attention: Investor Relations, Telephone 201.444.7100.

Certain Information Regarding Participants

Columbia and Stewardship and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies of Stewardship’s shareholders in connection with the proposed transaction. You can find information about Columbia’s and Stewardship’s executive officers and directors in the materials filed by Columbia and Stewardship with the SEC. Additional information regarding the interests of Stewardship’s participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the proxy statement filed by Stewardship with the SEC on April 5, 2019 and other relevant documents regarding the proposed merger to be filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

Columbia Financial, Inc. Contact Information:

Columbia Financial, Inc.

Investor Relations Department

(833) 550-0717

Stewardship Financial Corporation Contact Information:

Claire M. Chadwick

Executive Vice President and Chief Financial Officer

(201) 444-7100

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